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As filed with the Securities and Exchange Commission on September 6, 2001

Registration No. 333-65930

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT No. 1
TO
FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

CINERGY CORP.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	31-1385023 (I.R.S. Employer Identification No.)

139 EAST FOURTH STREET
CINCINNATI, OH 45202
(513) 287-1099
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

LISA D. GAMBLIN
Vice President and Treasurer
Cinergy Corp.
139 East Fourth Street
Cincinnati, Ohio 45202
(513) 287-4329
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

BRADLEY C. ARNETT, ESQ.	CHARLES S. WHITMAN, III, ESQ.
Senior Counsel	Davis Polk & Wardwell
Cinergy Corp.	450 Lexington Avenue
139 East Fourth Street	New York, NY 10017
Cincinnati, OH 45202	(Counsel for the Underwriters)
(Counsel for the Registrant)

   Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

   If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. / /

   If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. /x/

   If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

   If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

   If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /

EXPLANATORY NOTE

    This Post-Effective Amendment No. 1 to Form S-3 Registration Statement No. 333-65930 is filed solely to furnish the revised exhibits identified in Item 16 below.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 16.  Exhibits

Exhibit Number			Description
1		—	Revised form of Underwriting Agreement
4		—	Revised form of Indenture between Cinergy Corp. and Fifth Third Bank, as Trustee.
*5		—	Opinion of Taft, Stettinius & Hollister LLP as to legality of the Debt Securities
*12		—	Computation of ratio of earnings to fixed charges
*23	(a)	—	Consent of Taft, Stettinius & Hollister LLP (included in their opinion filed as Exhibit 5)
*23	(b)	—	Consent of Arthur Andersen LLP, Cincinnati, Ohio
*24	(a)	—	Power of Attorney
*24	(b)	—	Certified copy of resolution of the Finance Committee of Cinergy's Board of Directors
*25		—	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of the Fifth Third Bank

*
Previously filed.

II–1

SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cincinnati, State of Ohio, on September 6, 2001.

CINERGY CORP.
By:	JAMES E. ROGERS* James E. Rogers Chairman of the Board, President and Chief Executive Officer

    Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment to Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signatures		Title	Date
(i)	Principal executive officer:
JAMES E. ROGERS* James E. Rogers		Chairman of the Board, President and Chief Executive Officer	September 6, 2001
(ii)	Principal financial officer:
/s/ R. FOSTER DUNCAN R. Foster Duncan		Executive Vice President and Chief Financial Officer	September 6, 2001
(iii)	Principal accounting officer:
/s/ BERNARD F. ROBERTS Bernard F. Roberts		Vice President and Comptroller	September 6, 2001
(iv)	Directors:
	JAMES K. BAKER*	Director	September 6, 2001
	MICHAEL G. BROWNING*	Director	September 6, 2001
	PHILLIP R. COX*	Director	September 6, 2001
	JOHN A. HILLENBRAND II*	Director	September 6, 2001
	GEORGE C. JUILFS*	Director	September 6, 2001
	THOMAS E. PETRY*	Director	September 6, 2001
	JACKSON H. RANDOLPH*	Director	September 6, 2001
	JAMES E. ROGERS*	Director	September 6, 2001
	MARY L. SCHAPIRO*	Director	September 6, 2001
	JOHN J. SCHIFF, JR.*	Director	September 6, 2001
	PHILIP R. SHARP*	Director	September 6, 2001
	DUDLEY S. TAFT*	Director	September 6, 2001
*By	/s/ LISA D. GAMBLIN

Lisa D. Gamblin, Attorney-in-fact

II–2

EXHIBIT INDEX

Exhibit Number			Description
1		—	Revised form of Underwriting Agreement
4		—	Revised form of Indenture between Cinergy Corp. and Fifth Third Bank, as Trustee.
*5		—	Opinion of Taft, Stettinius & Hollister LLP as to legality of the Debt Securities
*12		—	Computation of ratio of earnings to fixed charges
*23	(a)	—	Consent of Taft, Stettinius & Hollister LLP (included in their opinion filed as Exhibit 5)
*23	(b)	—	Consent of Arthur Andersen LLP, Cincinnati, Ohio
*24	(a)	—	Power of Attorney
*24	(b)	—	Certified copy of resolution of the Finance Committee of Cinergy's Board of Directors
*25		—	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of the Fifth Third Bank

*
Previously filed.

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EXPLANATORY NOTE
PART II INFORMATION NOT REQUIRED IN PROSPECTUS
  Item 16. Exhibits
SIGNATURES
EXHIBIT INDEX